SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date or earliest event reported)      February 16, 1999

                             Northwest Equity Corp.
             (Exact name of registrant as specified in its charter)

       0-24606                                       39-1772981
(Commission File Number)                       IRS Employer Identification No.)

234 Keller Avenue South, Amery, Wisconsin            54001
 (Address of Principal Executive Offices)          (Zip Code)

Registrants telephone number, including area code (715) 268-7105

ITEM 5.  OTHER EVENTS

         On February 16, 1999, the Registrant signed a Definitive Agreement and Plan of Reorganization that provides for the acquisition of the Registrant, and its wholly-owned banking subsidiary, by Bremer Financial Corporation ("Bremer"). Under the terms of the Definitive Agreement, Bremer will acquire all of the outstanding shares of the Registrant through a merger transaction pursuant to which the Registrant's shareholders will receive cash in exchange for their shares. For information regarding the terms of the proposed transaction, reference is made to the press release dated February 17, 1999, which is attached hereto as Exhibit 99 and incorporated herein by reference. Consummation of the transaction is subject to regulatory approval, approval of the Registrant's shareholders and the satisfaction of certain other conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits:  Exhibit 99  February 17, 1999 Press Release

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Northwest Equity Corp.
                          (Registrant)

                          By: __/s/ Brian L. Beadle____
                          Brian L.Beadle, President and Chief Executive Officer

Dated:  February 17, 1999

                                  EXHIBIT INDEX

Number                     Description

99       February 17, 1999 Press Release

                                   EXHIBIT 99

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                           CONTACT:  BRIAN L. BEADLE
FEBRUARY 17, 1999                                         PRESIDENT/CEO
                                                          PHONE: 715 268-7105

       BREMER FINANCIAL CORPORATION AND NORTHWEST EQUITY CORP TO AFFILIATE

         Amery, WI (February 17, 1999) Northwest Equity Corp. (NASDAQ:nweq) ("Northwest")and Bremer Financial Corporation ("Bremer") announced today that they have entered into a definitive agreement and plan of merger for Bremer to acquire Northwest stock in a transaction which would be valued at $24.00 in cash for each share outstanding. The transaction is expected to be completed by the third quarter of 1999, pending regulatory approval and approval of Northwest shareholders.
     "We're excited about the opportunity to serve the customers of Northwest Savings Bank," said Stan K. Dardis, Bremer Financial President and CEO. "The two organizations fit together naturally since both share a strong history of serving customers and the communities in which they live."
         Northwest's President and Chief Executive Officer Brian Beadle stated, "The combining of our two institutions will merge similar customer bases and banking philosophies with the advantage of extending a greater variety of products, services and banking locations to the Northwest customer base. We believe the opportunity for enhanced financial services to be provided to our customers when combined with the financial terms offered to our shareholders offers a very attractive package."
         Bremer Financial Corporation, a privately held regional financial services company with $3.4 billion in assets, is the holding company for 86 banks in Minnesota, North Dakota and Wisconsin. Bremer is owned by the Otto Bremer Foundation and Bremer's more than 1500 employees. Bremer is headquartered in Saint Paul, Minnesota.
           Northwest Equity Corporation with $99.2 million in assets is the holding company for Northwest Savings Bank , which has offices in Amery, New Richmond, and Siren, Wisconsin.
         Forward Looking Statements: When used in this press release, the words, "expected", "will allow" and other similar expressions are intended to identify forward-looking statements. Factors which could cause a variance to occur include, but are not limited to, changes in interest rates, local market competition, customer loan and deposit preferences, regulation, and other general economic conditions.